As filed with the Securities and Exchange Commission on May 13, 2022.
Registration No. 333-[               ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELUXE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

MN	41-0216800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
801 S. Marquette Ave.
Minneapolis, MN 55402-2807
(651) 483-7111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey L. Cotter
Senior Vice President, Chief Administrative Officer and General Counsel
Deluxe Corporation
801 S. Marquette Minneapolis, MN
(651) 483-7830
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Steven Khadavi
Heather M. Ducat
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
(212) 704-6200
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
DELUXE CORPORATION
COMMON STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
UNITS
RIGHTS

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.
You should read this prospectus and any prospectus supplement relating to a specific issue of securities, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the New York Stock Exchange under the symbol “DLX.” If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (“the SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference into this prospectus as described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Deluxe” refer to Deluxe Corporation and its direct and indirect subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus, in other materials we file with the SEC or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to investors, analysts, the media, and others. Statements concerning our future strategic objectives, business prospects, anticipated savings, financial results (including earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for our products and services, acquisitions and divestitures, anticipated results of litigation, regulatory developments or general economic conditions, including the statements contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated herein by reference, that are not historical facts, are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” and similar expressions. The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements.
These factors include, among others, those set forth in the following section and in the other documents that we file with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in partial or complete loss of your investment. See “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Deluxe. The address of the SEC website is www.sec.gov. We maintain a website at www.deluxe.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We also specifically incorporate by reference the following documents, which we have already filed with the SEC:
(i)   our Annual Report on Form 10-K for the year ended December 31, 2021 (File No.001-07945);
(ii)   our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No.001-07945);
(ii)   our Current Reports on Form 8-K filed June 1, 2021 (as amended on August 10, 2021), March 9, 2022, March 22, 2022, April 27, 2022 and May 13, 2022 (File No. 001-07945); and
(iii)   the description of our common stock registered under Section 12 of the Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019) (File No. 001-07945), including any amendment or report filed for the purpose of updating such description.
In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.
We encourage you to read our periodic and current reports. We believe these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at the following address:
Deluxe Corporation
801 S. Marquette Ave.
Minneapolis, MN 55402
Attention: Corporate Secretary
(651) 483-7111
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

OUR COMPANY
Over 105 years ago, Deluxe Corporation began providing payment solutions. Our longevity is a testament to our innovation, our ability to evolve with our customers and the trust they place in us. We are transforming from a check printing company to a Trusted Payments and Business TechnologyTM company that champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently.
We support millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. We operate primarily in the U.S., but we also sell our products and services in Canada, Australia and portions of Europe and South America.
We are a Minnesota corporation, incorporated in 1920. Our principal executive offices are located at 801 S. Marquette Ave, Minneapolis, MN 55402, and our telephone number is (651) 483-7111. We maintain a website at http://www.deluxe.com where general information about us is available. The contents of our website are not incorporated into this prospectus.
To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to, the repayment or refinancing of debt, repurchases of outstanding securities, investments in or extensions of credit to our subsidiaries or the financing of possible acquisitions, capital expenditures or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE COMMON STOCK
General
The following description of our common stock, $1.00 par value per share (“Common Stock”), is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation dated September 2, 2010 (the “Articles of Incorporation”) and our Bylaws, as amended on August 21, 2019 (the “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Minnesota Business Corporation Act (the “MBCA”) for additional information.
Authorized Capital Shares
Our authorized capital shares consist of 500,000,000 shares of Common Stock.
Voting Rights
Holders of shares of our Common Stock are entitled to one vote per share on all matters voted on by the shareholders, including the election of directors. Our Common Stock does not have cumulative voting rights. Except as otherwise required by the MBCA, the Articles of Incorporation or the Bylaws, all questions properly before a meeting of shareholders will be decided by a vote of the number of the greater of (i) a majority of the shares entitled to vote on the question and represented at the meeting at the time of the vote, or (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.
Dividend Rights
The holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors at its discretion, out of funds legally available for the payment of dividends. We may pay dividends in cash, stock or other property. We, and our subsidiaries, are, and may become party to agreements pursuant to which we borrow money, and certain covenants in these agreements may limit our ability to pay dividends or other distributions with respect to the Common Stock or to repurchase the Common Stock.
Liquidation Rights
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of Common Stock will share ratably, according to the number of shares held by them, in all assets legally available for distribution to our shareholders.
Warrants and Rights
The Board of Directors may grant options to purchase or subscribe for shares of any class or classes, free of any preemptive right of shareholders.
Other Rights and Preferences
Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of our Common Stock may act by unanimous written consent, and as provided in the MBCA, holders of 10% of the voting power of all shares entitled to vote (25% if the purpose of the meeting is to facilitate a business combination) may call a special meeting of shareholders.
Listing and Transfer Agent
Our Common Stock is traded on the New York Stock Exchange under the trading symbol “DLX.” The transfer agent and registrar for our Common Stock is Equiniti Shareowner Services.

Fully Paid Shares
Our outstanding shares of Common Stock are, and any newly issued shares of Common Stock will be, fully paid and non-assessable.
Anti-takeover Provisions Contained in Our Articles of Incorporation and Bylaws
Certain provisions of our Articles of Incorporation and Bylaws may make it less likely that our management would be changed or someone would acquire control of our company without the board’s consent. These provisions may delay, defer or prevent a change in control or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their Common Stock.
Director Nomination and Election Procedures
In order to nominate candidates for the Board of Directors, a shareholder must follow the advance notice procedures described in our Bylaws. In general, a shareholder must give written notice of such nomination to our secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders, together with required information regarding the shareholder proponent and the nominee and the written consent of the nominee to serve as director. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, meaning that the candidates receiving the greatest number of votes are elected, regardless of whether or not they receive a majority of the votes cast. As a result, “vote no” campaigns to unseat incumbent directors may be ineffective in uncontested elections.
Shareholder Proposal Procedures
Shareholders can propose that business other than nominations to the Board of Directors be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our Bylaws. In general, a shareholder must submit a written notice of the proposal together with required information regarding the shareholder and the shareholder’s interest in the proposal to the Board of Directors or our secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Shareholders seeking to have a proposal, other than director nominations, considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.
Related Person Transactions
Our Articles of Incorporation contain “fair price” provisions which require that holders of not less than 70% of the outstanding shares of our voting stock shall approve (i) business combinations with a 5% shareholder or its affiliates or associates, including mergers, consolidations, exchanges of shares, or sales of all or substantially all of the assets of our company, and (ii) business combinations involving a subsidiary that require the approval of the shareholders of the subsidiary, unless in the case of either (i) or (ii), specified price criteria and procedural requirements are met or unless the transaction is approved by the majority of our continuing directors. Our Articles of Incorporation also contain “anti-greenmail” provisions which preclude us from making certain purchases of Common Stock from a 5% shareholder unless the purchases are approved by not less than 50% of the outstanding shares of voting stock held by the disinterested shareholders. These “fair price” and “anti-greenmail” provisions of our Articles may not be amended without the affirmative vote of the holders of at least 70% of the outstanding shares of our voting stock.

DESCRIPTION OF THE DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, the form of which is attached as an exhibit to the registration statement to which this prospectus relates. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates.
The statements herein relating to the debt securities and the indenture are summaries and are subject to and qualified in its entirety by reference to the detailed provisions of the debt securities and the indenture. The descriptions set forth in this prospectus do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, defines your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in the indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
As used in this description of debt securities, “we,” “our,” “us,” “Deluxe” and the “Company” refer solely to Deluxe Corporation and not to any of our subsidiaries.
General
The debt securities will be general unsecured obligations of the Company.
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
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the designation and the aggregate principal amount of the debt securities of the series;

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whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto;

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whether the debt securities will be convertible into or exchangeable for our Common Stock or other securities and the terms and conditions governing such exchange or conversion;

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any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

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the date or dates on which the principal amount of the series of debt securities shall be payable;

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the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which interest shall accrue, the interest payment dates on which interest shall be payable and the record dates for the determination of holders to whom interest is payable;

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the right, if any, to defer payment of interest and the length of any deferral period;

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if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

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if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

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if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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any events of default, if different from the existing events of default under the indenture described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance and/or legal defeasance;

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the trustee, if different from the existing trustee under an indenture;

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the terms of the guarantees and the identities of the subsidiary guarantors;

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any addition to, or modification of, any covenants set forth in the indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

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any other terms of the series.

Unless otherwise specified in any applicable prospectus supplement, when we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York or, in connection with a payment, the place of payment.
Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities in global form registered in the name of the nominee of The Depository Trust Company (“DTC”).
The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, the indenture does not limit our ability to incur senior, subordinated or secured debt or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities.
We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP, ISIN or other identifying number, as applicable. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the continental United States where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the corporate trust office of the trustee for this purpose.
Ranking
Unless otherwise specified in any applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of debt securities. Each series of debt securities that is unsecured will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness.
Certain Covenants
Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in an applicable prospectus supplement. Any applicable prospectus supplement may contain additional covenants. However, the base indenture will not significantly limit our operations. In particular, the indenture will not:
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limit the amount or frequency of dividends that we can pay;

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limit the amount of debt securities that we may issue from time to time;

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limit the number of series of debt securities that we may issue from time to time;

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limit or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur; or

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contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Consolidation, Merger and Sale of Assets
The indenture will provide that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:
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either we are the continuing person or the successor person (if not us) is a corporation, limited liability company or other entity that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder;

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immediately after giving pro forma effect to that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the indenture and, with respect to such opinion of counsel, that such supplemental indenture (if any) is authorized or permitted by the indenture and is the legal, valid and binding obligation of such successor person.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or convey, transfer or lease all or any part of its properties or assets to us or any of our subsidiaries and we may merge with an affiliate solely for the purpose of reincorporating or forming the Company in another state or territory of the United States of America or the District of Columbia. Neither an officers’ certificate nor an opinion of counsel shall be required to be delivered in connection therewith.
In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the indenture and the debt securities as us and we shall be relieved of any further obligations under the indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

Reports
Under the indenture, we will be required to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed or furnished by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or such successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee is entitled to rely conclusively upon officers’ certificates). The trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted by us on the EDGAR system (or any successor system) or have any duty to monitor or determine whether we have delivered the reports described hereunder or otherwise complied with our obligations under this “— Certain Covenants — Reports”.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
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default in the payment of any installment of interest on that series of debt securities when due and payable, and the continuance of that default for 30 days;

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default in the payment of the principal of, or any premium on, that series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•
failure to observe or perform any covenant or agreement in the indenture in respect of the debt securities of that series, which failure continues for 90 days after receipt of written notice to us from the trustee or to us and the trustee from the holders of at least 30% of the outstanding aggregate principal amount of that series of debt securities as provided in the indenture, in each case, requiring us to remedy the same; and

•
specified events relating to the bankruptcy, insolvency, reorganization or receivership of us.

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us occurs with respect to a series of debt securities, the principal amount of all outstanding debt securities of that series will become due and payable immediately, without further action or notice on the part of the holders of the debt securities of that series or the trustee.
If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of debt securities will become immediately due and payable.
However, at any time after a declaration declaring the principal amount of a series of debt securities to be due and payable immediately has been made or any series of debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.
The trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.
Notice of Defaults
The trustee will, within 90 days after a responsible officer of the trustee is deemed to have actual knowledge of the occurrence of a default with respect to a series of debt securities, send to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices is in the interests of the holders.
We will furnish the trustee with an annual officers’ certificate certifying as to our compliance with the conditions and covenants in the indenture.
Legal Proceedings and Enforcement of Right of Payment
You will not have any right to institute any proceeding, judicial or otherwise, under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such indemnity as it may require, to institute that proceeding as trustee, and, within 90 days following the receipt of that notice, request and offer of indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.
Modification of Indenture
We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:
•
change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

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in the case of any series of subordinated debt securities, modify the subordination provisions of that series of subordinated debt securities in a manner materially adverse to the holders of that series of subordinated debt securities;

•
adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our Common Stock or other securities in accordance with the terms of such security;

•
reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security except as part of any remarketing of the debt securities of any series) or any interest rate reset with respect to the debt securities of any series, in each case in accordance with the terms of the debt securities of such series;

•
reduce the principal amount or premium, if any, on any debt security;

•
make the principal of, and any premium or interest on, any debt security payable in a different currency than that stated in the debt security;

•
reduce the percentage in aggregate principal amount of any series of outstanding debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•
change any place of payment where the debt securities or interest thereon is payable;

•
modify the interest rate reset provision of any debt security;

•
impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•
modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in aggregate principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.
In addition, we and the trustee may enter into supplemental indentures in order to amend or supplement the indenture with respect to debt securities of one or more series or amend or supplement the debt securities of one or more series without the consent of the holders of the debt securities of any series for one or more of the following purposes:
•
under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “— Certain Covenants — Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the indenture and in the debt securities issued thereunder;

•
to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•
to conform the terms of any series of debt securities to the description thereof in the applicable offering document used in connection with the offering of such securities of such series; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

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to establish the forms or terms of debt securities of any series;

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to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect;

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to modify or amend the indenture to permit the qualification of the indenture or any supplemental indentures under the Trust Indenture Act as then in effect;

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to provide for the issuance of additional debt securities of any series;

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to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and those debt securities, and to make all appropriate changes to the indenture for that purpose;

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to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

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to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of any one or more series.

Defeasance of Indenture
We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “— Certain Covenants” in this prospectus and under such other covenants for that series as may be established and specified in the future in accordance with the terms of the indenture and to provide that any event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute an event of default under the indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payment of the principal of and each installment, if any, of principal of and interest on, the outstanding debt of such series on the stated maturity of such principal or installment of principal or interest due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, and indemnify, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.
Satisfaction and Discharge
The indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder (except with respect to provisions that, by their terms, survive), if:
•
either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series;

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we also pay or cause to be paid all other sums then payable under the indenture by us;

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we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at maturity or the redemption date, as the case may be;

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we have delivered an officers’ certificate and an opinion of counsel to the trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subject to applicable law, any monies, U.S. government obligations and foreign government obligations (in the case of debt securities denominated in a foreign currency) deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.
Miscellaneous Provisions
The indenture will provide that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities of a particular series have concurred in or given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes, except that, in determining whether the trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities that a responsible officer of the trustee has actual knowledge to be so owned shall be so disregarded.
We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.
Resignation and Removal of a Trustee
The trustee may resign under the indenture at any time by giving written notice thereof to us at least 30 days prior to the date of the proposed resignation.
Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in aggregate principal amount of the then outstanding debt securities of one or more series issued and outstanding under the indenture.

No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.
Governing Law and Consent to Jurisdiction
The indenture and any debt securities issued under the indenture, and any claim, controversy or dispute arising under or related to the indenture and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.
We will agree that any legal action or proceeding arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the City of New York and any appellate court thereof, and we have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action or proceeding and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to any other jurisdiction on account of our present or future place of residence or domicile or for any other reason.
Judgment Currency
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due into any currency other than U.S. dollars to the fullest extent permitted by law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. Our obligation with respect to any sum due from us to the trustee and the holders of the debt securities shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by the trustee or the holders of the debt securities any sum in such other currency, and only to the extent that the trustee or such holders may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to the trustee or the holders of the debt securities, we will indemnify the trustee and such holders of debt securities against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the trustee or the holders of debt securities, the trustee and the holders of debt securities agree to pay to us an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such person.
DESCRIPTION OF GUARANTEES
We, or our subsidiaries, may fully and unconditionally guarantee, on a senior unsecured basis, the Company’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

DESCRIPTION OF THE WARRANTS
General
The following is a summary of material provisions of the warrants that we may issue pursuant to one or more separate warrant agreements, either independently or together with other securities. This summary does not include all of the provisions of the warrants. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We urge you to read the form of warrant agreement filed in connection with the applicable prospectus supplement. Provisions of the forms of warrant agreements or terms defined in the forms of warrant agreements summarized below are incorporated into this prospectus by reference.
We may issue warrants for the purchase of other securities, including debt securities or Common Stock.
The warrants may be issued in one or more series. Please refer to the prospectus supplement relating to particular series of warrants for specific terms of the warrants, including the following terms:
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the type and number of warrants;

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the name, amount and terms of the securities for which the warrants may be exercised;

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if applicable, the name and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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the expiration date of the warrants;

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the period during which warrants may be exercised;

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the exercise price of the warrants;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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any mandatory or optional call provisions;

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the identity of the warrant agent;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of the warrants offered thereunder.

The warrants will be represented by warrant certificates. We will pay all stamp taxes and any other duties in the United States to which the original issuance of the warrant certificates may be subject.
Transfer and Exchange
Warrants may be transferred or exchanged pursuant to procedures outlined in the applicable warrant agreement. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the applicable warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.
No warrant or warrant certificate will entitle the holder thereof to any of the rights of a holder of the security for which the warrant may be exercised, including the right to receive payments of principal or interest on debt securities or to enforce any of the covenants in any indenture relating to debt securities or the right to receive dividends on Common Stock or vote with Common Stock.
Exercise of Warrants
In order to exercise warrants, the holder of the warrants will be required to surrender to the warrant agent the related warrant certificate and pay in full the exercise price for the securities to be subscribed for upon such exercise. The exercise price must be paid in cash or by certified or official bank check or by wire transfer to an account we designate for such purpose. The warrant agent then will deliver the applicable securities to the holder, and will issue a new warrant certificate for any warrants not exercised.
Amendment of Warrant Agreement
From time to time, we and the warrant agent under the relevant warrant agreement, may amend or supplement the warrant agreement for certain purposes without the consent of the holders of the warrants issued thereunder, including to cure defects or inconsistencies or make any change that does not materially and adversely affect the rights of any holder. Any amendment or supplement to a warrant agreement that has a material adverse effect on the interests of the holders of the warrants issued thereunder will require the written consent of the holders of a majority of the outstanding warrants issued thereunder.
The written consent of each holder of the warrants affected shall be required for any amendment that:
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increases the exercise price;

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shortens the period during which warrants may be exercised; or

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if the warrants may be redeemed at our option, reduces the price at which the warrants may be redeemed.

DESCRIPTION OF THE UNITS
General
We may issue units comprised of one or more debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described here;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units offered thereunder.

General Provisions of a Unit Agreement
Enforcement of Rights
The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
Generally, except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, unit agreement or trust agreement under which that security is issued. Those specific terms will be described elsewhere in the applicable prospectus supplement under the sections relating to debt securities, warrants, purchase contracts and capital securities. Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts, warrants issued under the warrant indenture and capital securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.
Modification Without Consent of Holders
We, and the applicable unit agent, may amend any unit or unit agreement without the consent of any holder (i) to cure any ambiguity, (ii) to correct or supplement any defective or inconsistent provision or (iii) to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We will not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification With Consent of Holders
We generally may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would (i) impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, (ii) impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due or (iii) reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

DESCRIPTION OF THE RIGHTS
The following is a general description of the rights we may offer from time to time. We may issue rights to our shareholders to purchase shares of our Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
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the date for determining the persons entitled to participate in the rights distribution;

•
the exercise price for the rights;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•
the number of rights issued to each shareholder and the number of rights outstanding, if any;

•
the extent to which the rights are transferable;

•
the date on which the right to exercise the rights will commence and the date on which the right will expire;

•
the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•
anti-dilution provisions of the rights, if any; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
HEDGING IN CONNECTION WITH DISTRIBUTIONS
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

PLAN OF DISTRIBUTION
We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:
•
the name or names of any underwriters or agents;

•
the purchase price of the securities;

•
our net proceeds from the sale of the securities;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our Common Stock.

General Information
Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Trading Market
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the Common Stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by the Company will be passed upon for the Company by Jeffrey L. Cotter, General Counsel of the Company, and Troutman Pepper Hamilton Sanders LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Cotter is paid a salary by the Company, is a participant in various employee benefit plans offered to the Company’s employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of the Company’s Common Stock as of December 31, 2021.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of First American Payment Systems, L.P. because it was acquired by the Company in a purchase business combination during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of FAPS Holdings, Inc. included in Exhibit 99.1 of Deluxe Corporation’s Current Report on Form 8-K/A filed on August 10, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The estimated fees and expenses (not including underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:
SEC registration fee	$(1)
FINRA fees	$(2)
Trustee’s fees	$(2)
Printing expenses	$(2)
Rating agency fees	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
Deferred in reliance upon Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15.   Indemnification of Directors and Officers.
Section 302A.521, subsection 2, of the Minnesota Business Corporation Act (the “MBCA”) requires Deluxe to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Deluxe against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding (collectively, “Losses”) if, with respect to the same acts or omissions, such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.
Article XII of Deluxe’s Amended and Restated Articles of Incorporation provides that no director of Deluxe shall be personally liable to Deluxe or its shareholders for monetary damages for breach of fiduciary duty by such director as a director. Article XII does not, however, limit or eliminate the liability of a director to the extent provided by applicable law for (i) any breach of the director’s duty of loyalty to Deluxe or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws or (iv) any transaction from which the director derived an improper personal benefit.
Article V of the Bylaws of Deluxe provide that Deluxe shall indemnify all officers and directors of Deluxe for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as permitted by the MBCA. Unless otherwise approved by the board of directors, Deluxe shall not indemnify any officer or director of Deluxe who is not otherwise entitled to indemnification pursuant to the prior sentence.
Deluxe maintains an insurance policy or policies to assist in funding the indemnification of directors and officers for certain liabilities.
Item 16.   Exhibits.
The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17.   Undertakings.
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)   Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description of Exhibit	The filings referenced for incorporation by reference are Company (Deluxe Corporation) filings (File No. 001-07945)
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation	September 30, 2010 Form 10-Q, Exhibit 3.1
3.2	Bylaws, as amended on August 21, 2019	August 27, 2019 Form 8-K, Exhibit 3.1
4.1	Form of Indenture
4.2	Form of Warrant Agreement*
4.3	Form of Unit Agreement, including form of unit certificate*
4.4	Form of Rights Agreement, including form of unit certificate*
5.1	Opinion of Jeffrey L. Cotter
5.2	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Independent Registered Public Accounting Firm for Deluxe Corporation
23.2	Consent of Independent Auditors for FAPS Holdings, Inc.
23.3	Consent of Jeffrey L. Cotter (included in Exhibit 5.1)
23.4	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2)
25.1	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Indenture pursuant to the Trust Indenture Act of 1939
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, May 13, 2022.
DELUXE CORPORATION
BY:
/s/ Barry C. McCarthy

Name:
Barry C. McCarthy

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Barry C. McCarthy, Scott C. Bomar or Jeffrey L. Cotter, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
NAME	POSITION	DATE
/s/ Barry C, McCarthy Barry C. McCarthy	President and Chief Executive Officer	May 13, 2022
/s/ Scott C, Bomar Scott C. Bomar	Senior Vice President and Chief Financial Officer	May 13, 2022
/s/ Chad P. Kurth Chad P. Kurth	Vice President and Chief Accounting Officer	May 13, 2022
/s/ William C. Cobb William C. Cobb	Director	May 13, 2022
/s/ Paul R. Garcia Paul R. Garcia	Director	May 13, 2022
/s/ Don J. McGrath Don J. McGrath	Director	May 13, 2022
/s/ Cheryl Mayberry McKissack Cheryl Mayberry McKissack	Director	May 13, 2022

NAME	POSITION	DATE
/s/ Thomas J. Reddin Thomas J. Reddin	Director	May 13, 2022
/s/ Marty R. Redgrave Martyn R. Redgrave	Director	May 13, 2022
/s/ John L. Stauch John L. Stauch	Director	May 13, 2022
/s/ Telisa L. Yancy Telisa L. Yancy	Director	May 13, 2022